Exhibit 23.6
KPMG LLP
Suite 2800
One Biscayne Tower
Two South Biscayne Boulevard
Miami, FL 33131
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Fox Pan American Sports, LLC:
We consent to incorporation by reference into Liberty Global, Inc.’s Forms S-3 (333-128945, 333-128553, 333-125927) and Forms S-8 (333-125930, 333-125941, 333-125943, 333-125946, 333-125962, 333-128034, 333-128035, 333-128036, 333-128037, 333-128038, and 333-140111) of our report dated April 16, 2005, with respect to the consolidated balance sheet of Fox Pan American Sports, LLC as of December 31, 2004, and the related consolidated statements of operations, changes in members’ (deficit) equity and cash flows for the year then ended, which report appears in the December 31, 2006 Annual Report on Form 10-K of Liberty Global, Inc.
KPMG LLP
Miami, Florida
February 26 , 2007
Certified Public Accountants
KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.